UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2016

Nuvectra Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37525	30-0513847
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5830 Granite Parkway, Suite 1100,

Plano, Texas 75024

(Address of principal executive offices, including zip code)

(214) 474-3103

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01	Entry into a Material Definitive Agreement.

Effective December 9, 2016, Nuvectra Corporation, a Delaware corporation, formerly a Delaware limited liability company named QiG Group, LLC (“Nuvectra”) entered into a Manufacturing and Supply Amendment with Minnetronix, Inc., a Minnesota corporation (“Minnetronix”), which further amends a Business Agreement between Nuvectra and Minnetronix dated April 30, 2009, as amended by a letter agreement dated June 29, 2009, a First Amendment to Business Agreement dated April 10, 2010, and a Manufacturing and Quality Addendum dated August 1, 2013 (as collectively amended, the “Supply Agreement”). Under the terms of the Supply Agreement, Minnetronix will manufacture and supply to Nuvectra the current platform of external peripheral devices used with Nuvectra’s Algovita spinal cord stimulation system, including the clinician programmer, patient programmer, the patient charging paddle, the external pulse generator kit and the patient feedback tool (the “Products”). The Supply Agreement is exclusive between Nuvectra and Minnetronix only for Nuvectra’s current platform of Products, allowing any next generation external devices to be manufactured by a third party. Nuvectra also retains the right to in-source the manufacturing of the Products to its own facility. The Supply Agreement will continue for so long as the supply relationship remains exclusive, unless terminated earlier by either party in the event of a material breach of the Supply Agreement by the other party (subject to customary cure periods). The exclusivity provision will survive the Supply Agreement’s termination in the event that Minnetronix terminates the Supply Agreement due to Nuvectra’s material breach. If Minnetronix discontinues the supply of the Products, it must provide Nuvectra with 18 months advance notice and provide Nuvectra with a “last time buy” opportunity.

In connection with amending the Supply Agreement, Nuvectra notified Integer Holdings Corporation, formerly Greatbatch, Inc. (“Integer”) that it was exercising its rights under the supply agreement between Nuvectra and Integer to cease Integer’s supply of the Products and was entering into a direct supply relationship with Minnetronix. Integer will continue to supply the Products for up to six months while the parties transition to the new supply arrangement. As compensation for the costs incurred by Minnetronix and other delays, Nuvectra will pay an engagement fee to Minnetronix in the aggregate amount of $800,000, which will be paid in four equal installments on a quarterly basis, commencing on December 9, 2016.

The Products will be purchased by Nuvectra through purchase orders and are subject to certain minimum order quantity requirements. The Supply Agreement contains general terms and provisions, including with respect to (i) changes in component supply or manufacturing location, (ii) forecast planning and lead time requirements, (iii) safety stock requirements, (iv) delivery, payment and inspection requirements, (v) handling of returned products and rejected goods, and (vi) warranty and indemnity provisions.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Supply Agreement, as amended, which is filed collectively as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to this Current Report and incorporated by reference into this Item 1.01.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

10.1	Manufacturing and Supply Amendment, dated December 9, 2016, between Nuvectra Corporation and Minnetronix, Inc.+
10.2	Business Agreement, dated April 30, 2009, between QiG Group, LLC and Minnetronix, Inc.
10.3	Letter Agreement, dated June 29, 2009, between QiG Group, LLC and Minnetronix, Inc.
10.4	First Amendment to Business Agreement, dated April 10, 2010, between QiG Group, LLC and Minnetronix, Inc.
10.5	Manufacturing and Quality Addendum, dated August 1, 2013, between QiG Group, LLC and Minnetronix, Inc.
99.1	Press Release dated December 12, 2016

+

Confidential treatment is requested for certain portions of this Exhibit pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, which portions have been omitted and filed separately with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVECTRA CORPORATION

Date: December 12, 2016	/s/ Walter Z. Berger
Walter Z. Berger, Executive Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Manufacturing and Supply Amendment, dated December 9, 2016, between Nuvectra Corporation and Minnetronix, Inc.+
10.2	Business Agreement, dated April 30, 2009, between QiG Group, LLC and Minnetronix, Inc.
10.3	Letter Agreement, dated June 29, 2009, between QiG Group, LLC and Minnetronix, Inc.
10.4	First Amendment to Business Agreement, dated April 10, 2010, between QiG Group, LLC and Minnetronix, Inc.
10.5	Manufacturing and Quality Addendum, dated August 1, 2013, between QiG Group, LLC and Minnetronix, Inc.
99.1	Press Release dated December 12, 2016

+

Confidential treatment is requested for certain portions of this Exhibit pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, which portions were omitted and filed separately with the Securities and Exchange Commission.

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